AMENDMENT NO. 1,
DATED JANUARY 4, 2011,
TO THE
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM,
DATED DECEMBER 16, 2010,
AND
SECURITIES PURCHASE AGREEMENT AND ALL OTHER INVESTMENT DOCUMENTS
OF
22ND CENTURY LIMITED, LLC
FOR ACCREDITED INVESTORS AND NON-U.S. PERSONS ONLY

Amendment No. 1, dated as of January 4, 2011 (the “Amendment”), to each of the Confidential Private Placement Memorandum, dated as of December 16, 2010, the Securities Purchase Agreement, and all other investment documents (collectively, the “Documents”) previously provided by 22nd Century Limited, LLC (the “Company”) relating to an investment in the Units of the Company as described in the Documents.  All capitalized terms used in this Amendment have the same meanings as given to such terms in the Documents.  Pursuant to this Amendment, the Documents are hereby amended as follows:
1.           All references contained in the Documents and the exhibits thereto to the termination of the Offering and/or the Closing being on or before a date in December 2010, subject to extension as mutually determined by the Company and Rodman & Renshaw, LLC, as the Placement Agent, to a later date in December 2010, or phrases of similar import are hereby amended to read that the termination of the Offering and/or the Closing shall be “on or before January 19, 2011, with the Company and the Placement Agent reserving the right to further extend the termination date of the Offering and/or the Closing without further notice.”
2.           The Securities Purchase Agreement and all other applicable Documents are hereby amended to include the following new last paragraph, which will make each Purchaser a party to the Company’s limited liability company operating agreement for the period of time beginning on the Closing of the Offering and ending on the closing of the Merger:  “Upon acceptance by the Company of the investment documents of the Purchaser in the Offering, including but not limited to the Securities Purchase Agreement, each Purchaser shall become a part to and be bound by the terms of the Company’s Amended and Restated Limited Liability Company Agreement dated as of January 1, 2008, as amended through the Closing Date.”
This Amendment together with the Documents constitutes the final investment documents upon which all Purchasers of the Company’s securities should rely in making their investment decision.  Except as expressly set forth herein, no other amendments or modifications are made to the Documents, which shall remain in full force and effect.
IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.
22ND CENTURY LIMITED, LLC	Entity Name:
By:	By:
Name:	Name:
Title:	Title:

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of January 25, 2011 by and among 22nd Century Limited, LLC, a Delaware limited liability company (the “Company”), the purchaser(s) identified on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”), and 22nd Century Group, Inc., a Nevada corporation (the “Parent”), solely for the purposes of Section E and Section G hereof.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2), Section 4(6), and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder, the Company desires to offer, issue and sell to the Purchasers (the “Offering”), and the Purchasers, severally and not jointly, desire to purchase from the Company, in the aggregate, not less than 4,000,000 units (the “Minimum Amount”) and up to 9,000,000 units of the Company, with each “unit” being hereinafter referred to as a “PPO Unit” and with each PPO Unit consisting of (i) one (1) limited liability company membership unit of the Company (with each membership unit being hereinafter referred to as a “Membership Unit”) and (ii) a five-year warrant to purchase one-half (1/2) of a Membership Unit at an exercise price of One Dollar and Fifty Cents ($1.50) per whole Membership Unit (with each such warrant being hereinafter referred to as a “PPO Warrant”), with the purchase price of each PPO Unit being One Dollar ($1.00);

WHEREAS, immediately following the Closing (as defined below) of the Offering, the Company intends to enter into a business combination with the Parent and a wholly-owned limited liability company subsidiary of the Parent (the “Merger”) pursuant to which each PPO Unit shall be exchanged as follows: (i) each Membership Unit contained in each PPO Unit shall will be exchanged for one (1) share of the Parent’s common stock, $0.00001 par value per share (each share of the Parent’s common stock being hereinafter referred to as a share of “Parent Common Stock” and the shares of Parent Common Stock issued upon exchange of the Membership Units included in the PPO Units being collectively referred to hereinafter as the “PPO Shares”) and (ii) each PPO Warrant contained in each PPO Unit shall be exchanged for a warrant issued by the Parent to purchase one-half (1/2) of a share of Parent Common Stock, exercisable for a period of five years, at an exercise price of One Dollar and Fifty Cents ($1.50) per whole share of Parent Common Stock containing, among other things, a cashless exercise provision to become operative upon the later of: (A) one (1) year following the Parent’s filing of a Form 8-K with respect to the Merger (the “Form 8-K Anniversary”) if a registration statement pursuant to the Securities Act with regard to the shares of Parent Common Stock issuable upon exercise of the PPO Conversion Warrants (as defined below) has not been filed by the Form 8-K Anniversary and (B) thirty (30) days following the date on which the earlier filed registration statement with regard to the PPO Shares has been declared effective by the United States Securities and Exchange Commission (the “SEC”) if a registration statement pursuant to the Securities Act with regard to the shares of Parent Common Stock issuable upon exercise of the PPO Conversion Warrants has not been filed prior to the expiry of such thirty (30) day period, (with each such warrant to be issued by the Parent in exchange for the PPO Warrants being hereinafter referred to as a “PPO Conversion Warrant”); and with each of the PPO Units, the Membership Units, the PPO Warrants, the PPO Shares, the PPO Conversion Warrants, and the shares of Parent Common Stock issuable upon exercise of the PPO Conversion Warrants being hereinafter collectively referred to as the “Securities”;

WHEREAS, in connection with the Offering, the Company is obligated to compensate the Placement Agent (as defined below) with an aggregate cash commission equal to eight percent (8%) of the gross proceeds resulting from the Offering and to issue to the Placement Agent a warrant to purchase an aggregate number of Membership Units equal to eight percent (8%) of the aggregate number of PPO Units sold in the Offering, exercisable for a period of five years, at an exercise price equal to $1.50 per Membership Unit (the “Placement Agent Warrant”); and

WHEREAS, in connection with the Merger, the Placement Agent Warrant shall be exchanged for a warrant to purchase such number of shares of Parent Common Stock equal to the number of Membership Units subject to the Placement Agent Warrant, exercisable for a period of five years, at an exercise price equal to $1.50 per share of Parent Common Stock (the “Placement Agent Conversion Warrant”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Company, the Parent, and each of the Purchasers agree as follows:

A.	Purchase and Sale

(1)           Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the number of PPO Units set forth on such Purchaser’s signature page to this Agreement.  The Closing shall take place at the offices of Foley & Lardner LLP, 90 Park Avenue, New York, New York 10016, on the Closing Date or at such other location or time as the parties may agree (the “Closing”).  “Closing Date” means the business day on which all of the conditions set forth in Sections H(1) and H(2) hereof are satisfied or waived, or such other date as the parties may mutually agree in writing.

(2)           At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the aggregate purchase price for the PPO Units to be purchased by such Purchaser as set forth on the signature page of such Purchaser hereto (the “Investment Amount”).  Wire transfer instructions are set forth on Schedule A attached hereto.  Such funds will be held for the Purchaser’s benefit, and will be returned promptly, without interest or setoff, if this Agreement is not accepted by the Company, the Offering is terminated pursuant to its terms by the Company, or the Minimum Amount is not sold.

(3)           The PPO Units to be issued to a Purchaser hereunder shall consist of such number of PPO Units as is equal to the quotient of (x) the Investment Amount, divided by (y) the Offering Price (as defined below), rounded down to the nearest whole number. For purposes of this Agreement, the “Offering Price” shall be One Dollar ($1.00) per each PPO Unit.

(4)           At the Closing, the Company shall deliver to the Purchasers and to Rodman & Renshaw, LLC, the placement agent for the Offering (the “Placement Agent”), a certificate stating that the representations and warranties made by the Company in Section C of this Agreement were true and correct in all material respects when made and are true and correct in all material respects on the Closing Date relating to the Securities purchased pursuant to this Agreement as though made on and as of such Closing Date (provided, however, that representations and warranties that speak as of a specific date shall continue to be true and correct as of the Closing with respect to such date).  The foregoing obligations of the Company shall be conditions precedent to each Purchaser’s obligation to complete the purchase of the Securities as contemplated by this Agreement.

(5)           Each Purchaser acknowledges and agrees that the purchase of PPO Units, including the Membership Units and the PPO Warrants contained therein, by such Purchaser pursuant to the Offering is subject to all the terms and conditions set forth in this Agreement.

(6)           The Purchaser understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for PPO Units, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription.  The Company shall have no obligation hereunder until the Company shall execute and deliver to the Subscriber an executed copy of this Agreement.  If this subscription is rejected in whole, or the Offering is terminated, all funds received from the Purchaser will be returned without interest or offset, and this Agreement shall thereafter be of no further force or effect.  If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Agreement will continue in full force and effect to the extent this subscription was accepted.

B.	Representations and Warranties of the Purchaser

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as of the date hereof and as of the Closing Date, and agrees with the Company as follows:

(1)       The Purchaser has carefully read this Agreement, the Private Placement Memorandum of the Company, dated December 16, 2010 (as amended and supplemented from time to time, including all attachments, schedules and exhibits thereto, the “Offering Memorandum”), and the form of PPO Warrant attached hereto as Exhibit A (collectively the “Offering Documents”), and is familiar with and understands the terms of the Offering, including but not limited to the portions of the Offering Memorandum consisting of the financial statements included therein and the sections therein entitled “Risk Factors” and “Our Business”.  The Purchaser fully understands all of the risks related to the purchase of the Securities.  The Purchaser has carefully considered and has discussed with the Purchaser’s professional legal, tax, accounting and financial advisors, to the extent the Purchaser has deemed necessary, the suitability of an investment in the Securities for the Purchaser’s particular tax and financial situation and has determined that the Securities being purchased by the Purchaser are a suitable investment for the Purchaser.  The Purchaser recognizes that an investment in the Securities involves substantial risks, including the possible loss of the entire amount of such investment.  The Purchaser further recognizes that the Company has broad discretion concerning the use and application of the proceeds from the Offering.

(2)       The Purchaser acknowledges that (i) the Purchaser has had the opportunity to request copies of any documents, records and books pertaining to this investment and (ii) any such documents, records and books that the Purchaser requested have been made available for inspection by the Purchaser, the Purchaser’s attorney, accountant or other advisor(s).  The Purchaser has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities.

(3)       The Purchaser and the Purchaser’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from representatives of the Company or Persons (as defined below) acting on behalf of the Company concerning the Company, the Parent, the Offering and the Securities and all such questions have been answered to the full satisfaction of the Purchaser.  For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(4)       The Purchaser is not subscribing for Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) or presented at any seminar, meeting or conference whose attendees have been invited by any general solicitation or general advertising.

(5)       If the Purchaser is a natural Person, the Purchaser has reached the age of majority in the state in which the Purchaser resides.  The Purchaser has adequate means of providing for the Purchaser’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment and can afford a complete loss of such investment.

(6)       The Purchaser has sufficient knowledge and experience in financial, tax and business matters to enable the Purchaser to utilize the information made available to the Purchaser in connection with the Offering, to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect to an investment in the Securities on the terms described in the Offering Documents.  The Purchaser has independently evaluated the merits and risks of its decision to purchase the Securities pursuant to the Offering Documents, and the Purchaser confirms that it has not relied on the advice of the Company’s or any other Purchaser’s business and/or legal counsel in making such decision.  Such Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Offering Documents.

(7)       The Purchaser will not sell or otherwise transfer the Securities without registration under the Securities Act and applicable state securities laws or an applicable exemption therefrom.  The Purchaser acknowledges that neither the offer nor sale of the Securities has been registered under the Securities Act or under the securities laws of any state.  The Purchaser represents and warrants that the Purchaser is acquiring the Securities for the Purchaser’s own account, for investment purposes and not with a view toward resale or distribution within the meaning of the Securities Act, except pursuant to sales registered or exempted under the Securities Act.  The Purchaser is acquiring the Securities in the ordinary course of business.  The Purchaser has not offered or sold the Securities being acquired nor does the Purchaser have any present intention of selling, distributing or otherwise disposing of such Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstances in violation of the Securities Act.  The Purchaser is aware that (i) the Securities are not currently eligible for sale in reliance upon Rule 144 (as defined below) and (ii) the Company has no obligation to register the Securities purchased hereunder, except as provided in Section E hereof. By making these representations herein, the Purchaser is not making any representation or agreement to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an available exemption to the registration requirements of the Securities Act.

(8)       The Purchaser understands that except as provided in Section E hereof: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(9)       The Purchaser acknowledges that any certificates or other evidence that may be issued representing the Securities shall bear any legend required by the securities laws of any state and be stamped or otherwise imprinted with a legend substantially in the following form:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration under such act or an exemption from registration, which, in the opinion of counsel reasonably satisfactory to this corporation, is available.

Certificates evidencing the Securities shall not be required to contain such legend or any other legend (i) following any sale of such Securities pursuant to Rule 144, or (ii) if such Securities have been sold pursuant to the Registration Statement (as hereafter defined) and in compliance with the obligations set forth in Section E(6) below, or (iii) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC), in each such case (i) through (iii) to the extent reasonably determined by the Company’s legal counsel.  Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of such legend from certificates evidencing the Securities is predicated upon (i) the reliance by the Company and the Parent that the Purchaser will sell such Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and/or (ii) that in the context of a sale under Rule 144, if requested by the transfer agent of the Securities, the Purchaser shall have signed and delivered a representation letter relating to the Purchaser’s Securities.

(10)     If this Agreement is executed and delivered on behalf of a partnership, corporation, trust, estate or other entity:  (i) such partnership, corporation, trust, estate or other entity is duly organized and validly existing and has the full legal right and power and all authority and approval required (a) to execute and deliver this Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, trust, estate or other entity in connection with the purchase of its Securities, and (b) to purchase and hold such Securities; (ii) the signature of the party signing on behalf of such partnership, corporation, trust, estate or other entity is binding upon such partnership, corporation, trust, estate or other entity; and (iii) such partnership, corporation, trust or other entity has not been formed for the specific purpose of acquiring such Securities, unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has submitted information to the Company substantiating such individual qualification.

(11)     If the Purchaser is a retirement plan or is investing on behalf of a retirement plan, the Purchaser acknowledges that an investment in the Securities poses additional risks, including the inability to use losses generated by an investment in the Securities to offset taxable income.

(12)     The information contained in the purchaser questionnaire in the form of Exhibit B attached hereto (the “Purchaser Questionnaire”) delivered by the Purchaser in connection with this Agreement is complete and accurate in all respects.  The Purchaser is (i) an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) on the basis indicated therein, or (ii) is not a U.S. Person as defined in Regulation S under the Securities Act (“Regulation S”) and is a resident of the jurisdiction set forth therein.  The Purchaser is not required to be a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The information contained in the selling stockholder questionnaire in the form of Exhibit C attached hereto (the “Selling Stockholder Questionnaire”) and the anti-money laundering information form in the form of Exhibit D attached hereto (the “Anti-Money Laundering Information Form”) delivered by the Purchaser in connection with this Agreement are complete and accurate in all respects. The Purchaser will notify the Company and the Parent immediately of any changes in any such information contained in such Purchaser’s Purchaser Questionnaire, Selling Stockholder Questionnaire, or Anti-Money Laundering Information Form until such time as the Purchaser has sold all of its shares of Parent Common Stock issuable in the Merger and issuable upon the exercise of the PPO Conversion Warrants or until the Parent is no longer required to keep the Registration Statement, as defined in Section E below, effective, except to the extent that such changed information is not required under the Securities Act to be disclosed in an amendment or supplement to the Registration Statement.

(13)     The Purchaser acknowledges that the Company will have the authority to issue additional Membership Units in excess of those being issued in connection with the Offering, and that the Company may issue additional Membership Units from time to time.  The issuance of additional Membership Units may cause dilution of the existing Membership Units and a decrease in the value of such existing Membership Units.  The Purchaser further acknowledges that the Parent will have the authority to issue additional shares of Parent Common Stock and other securities of Parent in excess of those being issued in connection with the Merger, and that the Parent may issue additional shares of Parent Common Stock and other securities of Parent from time to time, which may cause dilution of the existing shares of Parent Common Stock and a decrease in the market price of such existing shares of Parent Common Stock.

(14)     The Purchaser acknowledges that the Company has engaged the Placement Agent in connection with the Offering and, as consideration for its services, has agreed to pay the Placement Agent an aggregate cash commission equal to eight percent (8%) of the gross proceeds resulting from the Offering and to issue to the Placement Agent the Placement Agent Warrant.

(15)     The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(16)     The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(17)     This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and shall constitute the legal, valid and binding obligations of such Purchaser enforceable against the Purchaser in accordance its terms.

(18)     The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(19)     The Purchaser acknowledges that any estimates or forward-looking statements or projections included in the Offering Memorandum were prepared by the Company in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon.

(20)     No oral or written representations have been made, or oral or written information furnished, to the Purchaser or its advisers, if any, in connection with the Offering which are in any way inconsistent with the information contained in the Offering Memorandum.

(21)     Other than consideration payable to the Placement Agent by the Company, the Purchaser has not entered into any agreement or arrangement that would entitle any broker or finder to compensation by the Company in connection with the sale of the Securities to such Purchaser.

(22)     The Purchaser has, in connection with its purchase of the Securities, complied with all applicable provisions of the Securities Act, including the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws.

(23)     Each Purchaser who is not a US Person as defined in Regulation S (“US Person”) represents and warrants as follows:

(i)       (a) the Purchaser is not a US Person and is not acting for the account or benefit of a US Person and (b) the Purchaser is purchasing the Securities in an offshore transaction pursuant to Regulation S;

(ii)      the Purchaser understands that the Securities have not been and will not be registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred by such Purchaser except (a) (i) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144, (ii) outside the United States in a transaction complying with the provisions of Rule 903 or Rule 904 of Regulation S, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available), or (iv) pursuant to an effective registration statement under the Securities Act, and (b) in accordance with any applicable securities laws of any state of the United States and other jurisdictions;

(iii)     the Purchaser understands and agrees that, if in the future it decides to resell, pledge or otherwise transfer the Securities or any beneficial interests in any Securities prior to the date which is twelve (12) months after the later of (a) the date when the Securities are first offered to persons (other than distributors) pursuant to Regulation S and (b) the date of closing of the Offering, it will do so only (i) in compliance with the restrictions set forth herein, (ii) pursuant to an effective registration statement under the Securities Act, or (iii) in accordance with the provisions of Rule 144 (if available) or Regulation S, and in each of such cases in accordance with any applicable securities laws of any state of the United States;

(iv)     the Purchaser agrees to, and each subsequent holder is required to, notify any purchaser of the Securities from it of the resale restrictions referred to in paragraphs (ii) and (iii) above, if then applicable;

(v)      the Purchaser acknowledges that, prior to any proposed transfer of the Securities other than pursuant to an effective registration statement, the transferee of the Securities may be required to provide certifications and other documentation relating to the non-US Person status of such transferee.

The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the representations contained in Sections B(24) and B(25) hereof.

(24)     The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>.  In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(25)     To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any Person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any Person having a beneficial interest in the Purchaser; or (4) any Person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph.  The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations.  The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations.  The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(26)     To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any Person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any Person having a beneficial interest in the Purchaser; or (4) any Person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure,2 or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(27)     If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (i) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (ii) the Foreign Bank maintains operating records related to its banking activities; (iii) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (iv) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

C.	Representations and Warranties of the Company

Except as set forth herein or in the Company Disclosure Schedule annexed hereto as Exhibit E, the Company hereby makes the following representations and warranties to the Purchasers.  For purposes of this Section C, the phrase “to the knowledge of the Company” or any phrase of similar import shall be deemed to refer to the actual knowledge Joseph Pandolfino or Henry Sicignano III, as well as any other knowledge that such individuals would have possessed had they made reasonable inquiry with respect to the matters in question.

(1)       Organization, Good Standing and Qualification.  The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power and authority to conduct its business as currently conducted.  The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where any failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (i) the business, properties, financial condition or results of operations of the Company or (ii) the transactions contemplated hereby and by the other Offering Documents or by the agreements and instruments to be entered into in connection herewith or therewith or on the ability of the Company to perform its obligations under the Offering Documents (a “Material Adverse Effect”).  The Company is not a participant in any joint venture, partnership or similar arrangement material to the business of the Company.

(2)       Capitalization.  As of the date of this Agreement, 16,000,000 Membership Units of the Company and warrants to purchase an additional 5,000,000 Membership Units of the Company are issued and outstanding.  Other than the Placement Agent Warrant, the transactions contemplated by the Merger, and as otherwise set forth above or as contemplated in this Agreement, (a) there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which either the Company is bound or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement and (b) the issuance and sale of the Securities contemplated hereby will not give rise to any preemptive rights, rights of first refusal or other similar rights on behalf of any Person.

(3)       Issuance of Securities.  The issuance of the PPO Units has been duly and validly authorized by all necessary action and no further action is required by the Company or its members or managers in connection therewith.  The PPO Units, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable securities of the Company consisting of Membership Units and PPO Warrants.  The issuance of the PPO Units, including the Membership Units and the PPO Warrants contained therein, have been duly and validly authorized by all necessary action and no further action is required by the Company or its members or managers in connection therewith.  The issuance of the Securities will not result in the right of any holder of any securities of the Company to adjust the exercise, conversion, exchange or reset price under such securities.

(4)       Authorization; Enforceability.  The Company has all limited liability company right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  All limited liability company action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company has been taken and no further action is required by the Company or its members or managers in connection therewith.  This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) laws, or public policy underlying such laws, relating to indemnification and contribution.

(5)	No Conflict; Governmental and Other Consents.

(a)      The execution and delivery by the Company of this Agreement, the issuance of the Securities by the Company, and the consummation of the transactions contemplated hereby will not result in the violation (i) assuming the accuracy of the representations and warranties of each Purchaser, of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or (ii) of any provision of the Certificate of Formation or Operating Agreement of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under or give to others any rights of termination, amendment, acceleration or cancellation of, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company, except in each case to the extent that any such violation, conflict or breach would not be reasonably likely to have a Material Adverse Effect.

(b)      Assuming the accuracy of the representations and warranties of each Purchaser party hereto, no consent, approval, authorization or other order of any governmental authority or stock exchange, or other third-party is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Securities, except such post-Closing filings as may be required to be made with the SEC, and with any state or foreign “Blue Sky” or securities regulatory authority, or as would not be reasonably likely to have a Material Adverse Effect on the Company.

(6)       Litigation.  There are no pending or, to the Company’s knowledge, threatened legal or governmental proceedings against the Company or any of its subsidiaries or any of their respective officers or directors, which, if adversely determined, would individually or in the aggregate be reasonably likely to have a Material Adverse Effect on the Company.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective officers or directors, wherein an unfavorable decision, ruling or finding could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement.  Neither the Company nor any Subsidiary (as defined below), nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(7)       Financial Information.  The Company’s financial statements that appear in the Offering Memorandum have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), except in the case of unaudited statements or as may be indicated therein or in the notes thereto, applied on a consistent basis throughout the periods indicated and such financial statements fairly present in all material respects the financial condition and results of operations and cash flows of the Company as of the dates and for the periods indicated therein (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(8)       Absence of Certain Changes.  Since the date of the Company’s most recent financial statements contained in the Offering Memorandum, (i) there has not occurred any undisclosed event that individually or in the aggregate has caused a Material Adverse Effect or any occurrence, circumstance or combination thereof that reasonably would be likely to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business, (B) liabilities that would not be required to be reflected in the Company's financial statements pursuant to GAAP, or (C) obligations pursuant to the engagement agreement with the Placement Agent (the “Placement Agent Agreement”) (iii) the Company has not (A) declared or paid any dividends, (B) amended or changed the Certificate of Formation or Operating Agreement of the Company or its Subsidiaries, or (C) altered its method of accounting or the identity of its auditors and (iv) the Company has not made a material change in officer compensation except in the ordinary course of business consistent with past practice.

(9)       Investment Company.  The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(10)     Subsidiaries.  Except for Xodus LLC, which is a 96% owned Subsidiary of the Company, the Company has no other Subsidiaries.  For the purposes of this Agreement, “Subsidiary” shall mean any company or other entity of which at least 50% of the securities or other ownership interest having ordinary voting power for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by the Company or any of its other Subsidiaries.  The Company or one of its Subsidiaries has the unrestricted right to vote, and subject to limitations imposed by applicable law, to receive dividends and distributions on all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(11)     Certain Fees.  Other than compensation payable to the Placement Agent in the Offering, no brokers’, finders’ or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement.

(12)     Material Agreements.  Section 12 of the Company Disclosure Schedule sets forth all material agreements to which the Company is a party or to which its property or assets are subject.  The Company has not received any notice of default by the Company, and, to the Company’s knowledge, the Company is not in default under, any such material agreement now in effect, the result of which would individually or in the aggregate be reasonably likely to have a Material Adverse Effect.

(13)     Transactions with Affiliates.  Except as set forth on Section 13 of the Company Disclosure Schedule or in the Offering Memorandum, none of the officers or directors of the Company has entered into any transaction with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.

(14)     Taxes.  The Company has filed or has valid extensions of the time to file all necessary material federal, state, and foreign income and franchise tax returns due prior to the date hereof and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any material tax deficiency which has been or might be asserted or threatened against it which could reasonably be expected to result in a Material Adverse Effect.

(15)     Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which the Company is engaged.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without an increase in cost significantly greater than general increases in cost experienced for similar companies in similar industries with respect to similar coverage.

(16)     Intellectual Property Rights and Licenses.  Except as set forth on Section 16 of the Company Disclosure Schedule, the Company owns or possesses adequate rights or licenses to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, service marks, trade names, domain names, software, formulae, methods, processes and other intangible properties (“Intangible Rights”) that are of a such nature and significance to its business that the failure to own or have the right to use or derivatize such items individually or in the aggregate would have a Material Adverse Effect.  The Company has not received any notice that it is in conflict with or infringing upon the asserted intellectual property rights of others, and neither the use of the Intangible Rights nor the operation of the Company’s businesses is infringing or has infringed upon any intellectual property rights of others.  All payments have been duly made that are necessary to maintain the Intangible Rights in force.  Except as set forth on Section 16 of the Company Disclosure Schedule, no claims have been made and no claims are threatened, that oppose or challenge the validity, scope or title to any Intangible Right of the Company.  The Company and each of its Subsidiaries have taken reasonable steps to obtain and maintain in force all licenses and other permissions under Intangible Rights of third parties necessary to conduct their businesses as heretofore conducted by them, now being conducted by them or are otherwise reasonably anticipated to be conducted, and the Company and each of its Subsidiaries are not, have not been and do not anticipate being in material breach of any such license or other permission.

(17)     Compliance with Law; Foreign Corrupt Practices.  The Company is in compliance with all applicable laws, except for such noncompliance that individually or in the aggregate would not reasonably be likely to have a Material Adverse Effect.  The Company has not received any notice of, nor does the Company have any knowledge of, any violation (or of any investigation, inspection, audit or other proceeding by any governmental entity involving allegations of any violation) of any applicable law involving or related to the Company which has not been dismissed or otherwise disposed of that individually or in the aggregate would be reasonably likely to have a Material Adverse Effect.  The Company has not received notice or otherwise has any knowledge that the Company is charged with, threatened with or under investigation with respect to, any violation of any applicable law that individually or in the aggregate would reasonably be likely to have a Material Adverse Effect.

(18)     Ownership of Property.  Except as set forth in the Company’s financial statements included, or otherwise disclosed in the Offering Memorandum, or as set forth on Section 18 of the Company Disclosure Schedule, the Company has (i) good and marketable fee simple title to its owned real property, if any, free and clear of all liens, except for liens which do not individually or in the aggregate have a Material Adverse Effect; (ii) a valid leasehold interest in all leased real property, and each of such leases is valid and enforceable in accordance with its terms (subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy), except as would not be reasonably likely to have a Material Adverse Effect, and (iii) good title to, or valid leasehold interests in, all of its other material properties and assets free and clear of all liens, except for liens which do not individually or in the aggregate have a Material Adverse Effect.

(19)     No Integrated Offering.  Neither the Company, nor, to its knowledge, any of its affiliates or other Person acting on the Company’s behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act, when integration would cause the Offering not to be exempt from the registration requirements of Section 5 of the Securities Act.

(20)     No General Solicitation.  Neither the Company nor, to its knowledge, any Person acting on behalf of the Company, has offered or sold any of the Securities by any form of “general solicitation” within the meaning of Rule 502 under the Securities Act.  To the knowledge of the Company, no Person acting on its behalf has offered the Securities for sale other than to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(21)     No Registration.  Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, the Purchasers in Section B hereof, and other than as required under this Agreement, no registration of the Securities under the Securities Act is required in connection with the offer and sale of the Securities by the Company to the Purchasers.

(22)     No Brokers.  Except with respect to the Placement Agent, neither the Company nor any Subsidiary of the Company has taken action that would give rise to any claim by any Person for brokerage commissions, finder’s fees or similar payments in connection with the transactions contemplated by this Agreement and neither the Company nor any of its Subsidiaries has incurred, or shall incur, directly or indirectly, any liability for any claim for brokerage commissions, finder’s fees or similar payments in connection with this Agreement or the Offering Documents or any transaction contemplated hereby or thereby.

(23)     Solvency.  Based on the financial condition of the Company as of the Closing Date (and assuming the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(24)     Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(25)     Environmental Matters. The Company has obtained, or has applied for, and is in compliance with and in good standing under all permits required under Environmental Laws (except for such failures that individually or in the aggregate would not be reasonably likely to have a Material Adverse Effect) and the Company has no knowledge of any proceedings to substantially modify or to revoke any such permit.  There are no investigations, proceedings or litigation pending or, to the Company's knowledge, threatened against the Company or any of the Company’s facilities relating to Environmental Laws or hazardous substances.  “Environmental Laws” shall mean all federal, national, state, regional and local laws, statutes, ordinances and regulations, in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including orders, consent decrees or judgments relating to the regulation and protection of human health, safety, the environment and natural resources.

(26)     Disclosure.  To the Company’s knowledge, no material event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(27)     Acknowledgment Regarding Purchaser's Purchase of Securities.  The Company acknowledges and agrees that except as set forth on the signature page of this Agreement, no Purchaser is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act).  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Offering Documents and the transactions contemplated hereby and thereby.

(28)     Employee Relations.

(a)      The Company is not a party to any collective bargaining agreement and, to its knowledge, its employees are not union members.  The Company believes that its relations with its employees are good.  No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.  No executive officer of the Company, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant relating to such executive officer’s employment with the Company, and the continued employment of each such executive officer does not, to the knowledge of the Company, subject the Company to any liability with respect to any of the foregoing matters.

(b)      Each of the Company and its Subsidiaries is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)      No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any employees of the Company.

(29)     Indebtedness and Other Contracts.    Except as set forth on Section 29 of the Company Disclosure Schedule or in the Offering Memorandum, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  Except as set forth on Section 29 of the Company Disclosure Schedule, there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries.  For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations for which the Company can be legally liable in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(30)     Use of Proceeds.  The Company intends to use the proceeds from the Offering as described in the Offering Memorandum.

D.	Understandings

Each of the Purchasers understands, acknowledges and agrees with the Company as follows:

(1)       No federal, state or foreign agency or authority has made any finding or determination as to the accuracy or adequacy of the Offering Documents or as to the fairness of the terms of the Offering nor any recommendation or endorsement of the Securities.  Any representation to the contrary is a criminal offense.  In making an investment decision, the Purchasers must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved.

(2)       The Offering is intended to be exempt from registration under the Securities Act by virtue of Sections 4(2) and 4(6) of the Securities Act and the provisions of Rule 506 of Regulation D and the provisions of Regulation S thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the Purchaser herein and in the Purchaser Questionnaire.

(3)       Notwithstanding the registration obligations provided herein, there can be no assurance that the Purchaser will be able to sell or dispose of the Securities.  It is understood that in order not to jeopardize the Offering’s exempt status under Section 4(2) of the Securities Act, Regulation D and Regulation S, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

(4)       The Securities purchased hereunder by any Purchaser who is not a US Person under Regulation S are subject to the conditions listed under Section 903(b)(3), or Category 3, of Regulation S. Under Category 3, Offering Restrictions (as defined under Regulation S) must be in place in connection with the offering and additional restrictions are imposed on resales of the Securities as described below.  Prior to six months after the later of (1) the time when the Securities are first offered to persons other than distributors in reliance upon Regulation S or (2) the date of closing of the Offering (the "Compliance Period"), each Purchaser who is not a US Person:

(a)      certifies that it is not a US Person and is not acquiring the securities for the account or benefit of any US Person or is a US Person who purchased securities in a transaction that did not require registration under the Securities Act;

(b)      agrees to resell such Securities only in accordance with the provisions of Rule 144 (if available) or Regulation S, or pursuant to registration under the Securities Act, and agrees to not engage in hedging transactions with regard to the Securities, directly or indirectly, unless in compliance with the Securities Act;

(c)      acknowledges that the Purchaser has been notified that it is subject to the same restrictions on offers and sales that apply to a distributor;

(d)      agrees that the Company will be required to refuse to register any transfer of the Securities not made in accordance with the provisions of Rule 144 (if available) or Regulation S, or pursuant to registration under the Securities Act; and

(e)      any certificates evidencing the Securities will contain a legend to the effect that transfer is prohibited except in accordance with the restrictions set forth in (b) above during the Compliance Period.

E.	Registration Rights

(1)           Certain Definitions.  For purposes of this Section E, the following terms shall have the meanings ascribed to them below.

(a)      “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the Offering of any portion of the Immediately Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(b)      “Immediately Registrable Securities” means the PPO Shares issued pursuant to the exchange of Membership Units included in the PPO Units upon consummation of the Merger together with any securities issued or issuable upon any stock split, dividend or other distribution, adjustment, recapitalization or similar event with respect to the foregoing; but excluding (i) any Immediately Registrable Securities that have been publicly sold or may be sold immediately without registration under the Securities Act either pursuant to Rule 144 or otherwise, (ii) any Immediately Registrable Securities sold by a Person in a transaction pursuant to a registration statement filed under the Securities Act, or (iii) any Immediately Registrable Securities that are at the time subject to an effective registration statement under the Securities Act.

(c)      “Piggy-Back Registrable Securities” means the shares of Parent Common Stock issuable upon exercise of the PPO Conversion Warrants, the shares of Parent Common Stock issuable upon exercise of the Placement Agent Warrant, and any shares of Parent Common Stock intended to be treated as Immediately Registrable Securities but excluded from the Registration Statement as a result any SEC comment limiting the number of shares of Parent Common Stock that may be included in the Registration Statement (a “Cutback Comment”) together with any securities issued or issuable upon any stock split, dividend or other distribution, adjustment, recapitalization or similar event with respect to the foregoing; but excluding (i) any Piggy-Back Registrable Securities that have been publicly sold or may be sold immediately without registration under the Securities Act either pursuant to Rule 144 or otherwise, (ii) any Piggy-Back Registrable Securities sold by a Person in a transaction pursuant to a registration statement filed under the Securities Act, or (iii) any Piggy-Back Registrable Securities that are at the time subject to an effective registration statement under the Securities Act.

(d)      “Registrable Securities” means, collectively, the Immediately Registrable Securities and the Piggy-Back Registrable Securities.

(e)      “Registration Statement” means the registration statement required to be filed under this Section E, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(f)       “SEC Guidelines” means (i) any publicly available written or oral guidance, comments, requirements or requests of the SEC and (ii) the Securities Act and its rules.

(2)	Registration Statement.

(a)      The Parent shall use its commercially reasonable efforts to prepare and file with the SEC on or prior to the 75th day following the Closing (such date of actual filing, the “Filing Date”) a Registration Statement covering the resale of all Immediately Registrable Securities allowed under SEC Guidelines for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act.  The Registration Statement shall be on such form as is appropriate for such purpose and shall contain (except if otherwise directed by the Purchasers and reasonably agreed to by the Company) a “Plan of Distribution” substantially in the form attached hereto as Exhibit F.  Each Purchaser will furnish to the Parent, at the Closing, a completed Purchaser Questionnaire in the form set forth as Exhibit B hereto, a completed Selling Stockholder Questionnaire in the form set forth as Exhibit C, and a completed Anti-Money Laundering Information Form in the form set forth as Exhibit D. Each Purchaser agrees to promptly update such questionnaires in order to make the information previously furnished to the Parent by such Purchaser not materially misleading and deliver such updated questionnaires to the Parent.  Within two business days following the date on which the Registration Statement is declared effective by the SEC, the Parent shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

(b)      The Parent shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC (the “Effective Date”) on or prior to the 180th day following the Closing or on the 240th day following the Closing in the event that the SEC has reviewed the Registration Statement, and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earliest of (i) the second anniversary of the Effective Date of the Registration Statement or (ii) the date when all Immediately Registrable Securities are eligible for unlimited resale under Rule 144 of the Securities Act (“Effectiveness Period”).

(c)      The Parent shall request effectiveness of the Registration Statement (and any post-effective amendments thereto) within five (5) business days following the Parent’s receipt of notice from the SEC that the Registration Statement will not be reviewed by the SEC or that the SEC has completed its review of such Registration Statement and has no further comments.

(d)      Upon the occurrence of any Event (as defined below), as relief for the damages suffered therefrom by the Purchaser (the parties hereto agree that the liquidated damages provided for in this Paragraph (2)(d) constitute a reasonable estimate of the damages that may be incurred by the Purchaser by reason of an Event), the Parent shall pay to each Purchaser, as liquidated damages and not as a penalty (it being agreed that it would not be feasible to ascertain the extent of such damages with precision), such amounts and at such times as shall be determined pursuant to this Paragraph (2)(d).  For such purposes, each of the following shall constitute an “Event”: (x) the Filing Date does not occur on or prior to the 75th day following the Closing Date or (y) the Effective Date does not occur on or prior to (i) the 180th day following the Closing Date if the SEC does not review of the Registration Statement or (ii) the 240th day following the Closing Date if the SEC does review the Registration Statement.  Upon the occurrence of an Event, each holder of Immediately Registrable Securities shall be entitled to liquidated damages in an amount in cash equal to one half of one percent (0.5%) of the Offering Price per PPO Unit paid in the Offering for such Immediately Registrable Securities for each full period of 30 days during which such Event occurs and is continuing (which shall be pro rated for any period less than 30 days); provided, however, liquidated damages shall be paid only with respect to such holder’s Immediately Registrable Securities.  Each such payment shall be due and payable within ten (10) days after the end of each full 30-day period of the occurrence of an Event until the termination of the Event and within ten (10) days after such termination.  The payment obligations of the Parent under this Section E(2)(d) shall be cumulative.  Notwithstanding anything to the contrary contained herein, in no event shall the amount of liquidated damages payable by the Parent pursuant to this Paragraph 2(d) exceed five percent (5%) of the Offering Price per PPO Unit paid in the Offering for the Immediately Registrable Securities held by such holder at the time of the first occurrence of an Event.

(e)      Notwithstanding anything to the contrary contained in this Agreement, the Parent shall not be required under this Agreement to file or amend a Registration Statement for any offering that would be deemed by the SEC to constitute a primary offering of securities by the Parent.  In the event that, as a result of the operation of the preceding sentence, the Parent cannot include all of the Immediately Registrable Securities in the Registration Statement, then the Parent shall include in the Registration Statement the maximum number of Immediately Registrable Securities that can be included therein without causing the Registration Statement to be deemed to register a primary offering by the Parent, with the number of Immediately Registrable Securities included in the Registration Statement to be allocated among the holders thereof in proportion to the total Immediately Registrable Securities held by each such holder on the date that the Registration Statement is filed.  Any Immediately Registrable Securities that are not included in the Registration Statement as a result of the occurrence of the foregoing shall be deemed to be Piggy-Back Registrable Securities.

(3)       Registration Procedures.  In connection with the Parent’s registration obligations hereunder, the Parent shall:

(a)      (i) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the Immediately Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Registration Statement or any amendment thereto.

(b)      Notify the Placement Agent and the Purchasers as promptly as reasonably possible, and (if reasonably requested by the Placement Agent) confirm such notice in writing, of any of the following events:  (i) the SEC notifies the Parent whether there will be a “review” of the Registration Statement; (ii) if the SEC issues any stop order suspending the effectiveness of the Registration Statement or initiates any action, claim, suit, investigation or proceeding (a “Proceeding”) for that purpose; (iii) the Parent receives notice of any suspension of the qualification or exemption from qualification of any Immediately Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (iv) the financial statements included in the Registration Statement become ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to the Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the Parent shall not intentionally include any material non-public information in any notice provided to any Purchaser under this Section E(3)(b).

(c)      Use its commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment; provided, however, that the Parent may suspend sales pursuant to the Registration Statement for a period of up to thirty (30) days (unless the holders of at least 60 percent of the then-eligible Immediately Registrable Securities consent in writing to a longer delay of up to an additional thirty (30) days) no more than once in any twelve-month period if the Parent furnishes to the holders of the Immediately Registrable Securities a certificate signed by the Parent’s Chief Executive Officer stating that in the good faith judgment of the Parent’s Board of Directors, (i) the offering could reasonably be expected to interfere in any material respect with any acquisition, corporate reorganization or other material transaction under consideration by the Parent or (ii) there is some other material development relating to the operations or condition (financial or other) of the Parent that has not been disclosed to the general public and as to which it is in the Parent’s best interests not to disclose such development; provided further, however, that the Parent may not so suspend sales more than once in any calendar year without the written consent of the holders of at least a majority of the then-eligible Immediately Registrable Securities.  Each violation of the Parent’s obligation not to suspend sales pursuant to the Registration Statement longer than permitted pursuant to the proviso of this Paragraph 3(c) shall be deemed an “Event” and for each such default, the Purchaser shall be entitled to the payment provisions set forth in Paragraph 2(d).

(d)      Deliver to Purchaser, which delivery may be made electronically, by the business day after the date first available, without charge, such reasonable number of copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Purchasers may reasonably request.

(e)      To the extent required by law, prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling Purchasers in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a registration statement; provided, however, that the Parent shall not be required for any such purpose to (i) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not be otherwise required to qualify but for the requirements of this Paragraph (3)(e), or (ii) subject itself to taxation.

(f)       Comply in all material respects with all applicable rules and regulations of the SEC and the principal stock exchange or market on which the Parent Common Stock is then listed or eligible for trading.

(4)       Registration Expenses.  The Parent shall pay all fees and expenses incident to the performance of or compliance with this Agreement by the Parent, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, in connection with applicable state securities or “Blue Sky” laws, and to the OTC Bulletin Board (the “OTCBB”), (b) printing expenses (including, without limitation, expenses of printing copies of Prospectuses reasonably requested by the Purchasers), (c) fees and disbursements of counsel for the Parent and (d) fees and expenses of all other Persons retained by the Parent in connection with the consummation of the transactions contemplated by this Agreement.  Notwithstanding the foregoing, each Purchaser shall pay any and all costs, fees, discounts or commissions attributable to the sale of its respective Registrable Securities and all fees and expenses of its counsel and other advisors.

(5)	Indemnification.

(a)      Indemnification by the Parent.  The Parent agrees to indemnify and hold harmless each Purchaser, the partners, members, officers and directors of each Purchaser and each Person or entity, if any, who controls such Purchaser or any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities (collectively, “Losses”) to which they may become subject (under the Securities Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement or any other Offering Document by the Parent or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Parent to fulfill any undertaking included in the Registration Statement and the Parent will, as incurred, reimburse such Purchaser, partner, member, officer, director or controlling Person for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Parent shall not be liable in any such case to the extent that such Loss arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Parent by or on behalf of such Purchaser, partner, member, officer, director or controlling Person specifically for use in preparation of the Registration Statement or any breach of this Agreement by such Purchaser; provided further, however, that the Parent shall not be liable to any Purchaser of Registrable Securities (or any partner, member, officer, director or controlling Person of such Purchaser) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) such Purchaser failed to send or deliver a copy of the final prospectus with or prior to, or, if Rule 172 is then in effect, such Purchaser failed to confirm that a final prospectus was deemed to be delivered prior to, the delivery of written confirmation of the sale by such Purchaser to the Person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Parent with copies of the prospectus as so amended or supplemented or, if Rule 172 is then in effect, notified by the Parent that such amended or supplemented prospectus has been filed with the SEC, such Purchaser thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to, or, if Rule 172 is then in effect, such Purchaser fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to, the delivery of written confirmation of the sale of a Registrable Security to the Person asserting the claim from which such Loss resulted or (iii) such Purchaser sold Registrable Securities in violation of such Purchaser’s covenant contained in Paragraph (6) below.

(b)      Indemnification by Purchasers.  Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Parent (and each Person, if any, who controls the Parent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Parent who signs the Registration Statement and each director of the Parent), from and against any losses, claims, damages or liabilities to which the Parent (or any such officer, director or controlling Person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by such Purchaser or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the Effective Date thereof, if, and to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, including, without limitation the Purchaser Questionnaire, the Selling Stockholder Questionnaire, and the Anti-Money Laundering Information Form, and such Purchaser will reimburse the Parent (and each of its officers, directors or controlling Persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Paragraph 5(b) be greater in amount than the dollar amount of the proceeds (net of (i) the purchase price of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation and (ii) the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by such Purchaser upon the sale of such Registrable Securities.

(c)      Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall be entitled to participate therein, and to the extent that it shall wish, assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof.  After notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, such Indemnifying Party shall not be liable to such Indemnified Party for any legal expenses subsequently incurred by Indemnified Party in connection with the defense thereof.  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties.  If there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and such Indemnifying Party or any affiliate or associate thereof, the Indemnified Party shall be entitled to retain its own counsel at the expense of such Indemnifying Party; provided, further, that no Indemnifying Party be responsible for the fees and expense of more than one separate counsel for all Indemnified Parties.  The Indemnifying Party shall not settle an action without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.  All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten business days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)      Contribution.  If a claim for indemnification under Paragraph (5)(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Paragraph (5)(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Paragraph 5(d) was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Paragraph (5)(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provision of this Paragraph (5)(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(6)   Dispositions.  Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.  Each Purchaser further agrees that, upon receipt of a notice from the Parent of the occurrence of any event of the kind described in Paragraphs (3)(b) and 3(c), such Purchaser will discontinue disposition of such Registrable Securities under the Registration Statement until such Purchaser’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement, or until it is advised in writing (the “Advice”) by the Parent that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Parent may provide appropriate stop orders to enforce the provisions of this paragraph.

(7)   Piggy-Back Registrations.  If at any time during the Effectiveness Period, other than any suspension period referred to in Paragraphs (3)(b) and 3(c), there is not an effective registration statement covering all of the Registrable Securities and the Parent shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents or other registration forms relating to equity securities to be issued in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Parent shall send to each Purchaser written notice of such determination and if, within fifteen (15) days after receipt of such notice, any such Purchaser shall so request in writing, the Parent shall include in such registration statement all or any part of the Piggy-Back Registrable Securities not already covered by an effective registration statement such Purchaser requests to be registered.  Notwithstanding anything to the contrary contained herein, this Paragraph (7) will not apply to an underwritten public offering where the managing underwriter of the offering prohibits such registration.

(8)   Rule 144.  Until such time as the Registrable Securities are eligible for unlimited resale pursuant to Rule 144 under the Securities Act, the Parent agrees with each holder of Registrable Securities to:

(a)      comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Parent;

(b)      to file with the SEC in a timely manner all reports and other documents required of the Parent under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements); and

(c)      furnish to any holder of Registrable Securities upon request (i) a written statement by the Parent as to its compliance with the requirements of said Rule 144(c) and the reporting requirements of the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Parent, and (iii) such other reports and documents of the Parent as such holder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such Registrable Securities without registration.

F.	Covenants of the Company

(1)       The Company agrees to file one or more Forms D with respect to the Securities on a timely basis as required under Regulation D under the Securities Act to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Placement Agent and their counsel promptly after such filing.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

G.	Covenants of the Parent

(1)       The Parent shall make a public announcement of the Closing of the Offering and the Merger by filing with the SEC a Current Report on Form 8-K and issuing a press release within the time periods required under the federal securities laws.

(2)       The Parent shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing or press release without the prior written consent of such Purchaser, unless otherwise required by law.  The Purchaser consents to the disclosure of its name and details of its purchase in the Registration Statement.  The Parent shall not, and shall cause each of its officers, directors, employees and agents to not, knowingly provide any Purchaser with any material nonpublic information regarding the Parent from and after the issuance of the above referenced filings and press release without the express written consent of such Purchaser.

(3)       The Parent shall use its commercially reasonable efforts to maintain the listing eligibility of the Parent Common Stock for quotation on the OTCBB unless it lists its shares for trading on an alternative stock exchange including at least one in the United States.

(4)       Other than pursuant to the Registration Statement, prior to the Effective Date, the Parent may not file any registration statement (other than on Form S-8 or S-4) with the SEC with respect to any securities of the Parent.  Until 90 days after the Effective Date, the Parent will not, directly or indirectly, offer, sell or grant any option to purchase, or otherwise dispose of (or announce any of the foregoing) any of its or its subsidiaries’ equity or equity equivalent securities, including, without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Parent Common Stock or Parent Common Stock equivalents, other than with respect to (i) grants of options or sales of Parent Common Stock pursuant to the Parent’s 2010 Equity Incentive Plan or (ii) to the sellers of, and in connection with the acquisition of, all of the capital stock or all or substantially all of the assets of another business.

(5)       The Parent will not sell, offer to sell, solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

(6)       During the Effectiveness Period, as long as any Purchaser owns any Registrable Securities, the Parent covenants (i) to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Parent after the date hereof pursuant to the Exchange Act, and (ii) maintain compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder, except where noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.  During the Effectiveness Period, as long as any Purchaser owns any Registrable Securities, if the Parent is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the PPO Shares and the shares of Parent Common Stock issuable upon exercise of the PPO Conversion Warrants under Rule 144. The Parent further covenants that it will take such further action during the Effectiveness Period as any holder of any Registrable Securities reasonably request, all to the extent required from time to time to enable such Person to sell the shares of Parent Common Stock held by such Person without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

H.	Conditions to Closing; Termination

(1)       Conditions Precedent to the Obligations of the Purchasers to Purchase Securities.  The obligation of each Purchaser to acquire Securities at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

(a)      The representations and warranties of the Company contained herein shall be true and correct in all material respects (other than those representations and warranties that are qualified by “materiality” or Material Adverse Effect qualifiers shall be true and correct in all respects) as of the date when made and as of the Closing as though made on and as of such date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of the Closing Date with respect to such date);

(b)      The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Offering Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)      No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Offering Documents;

(d)      Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(e)      Trading in the Parent Common Stock shall not have been suspended by the SEC or the OTCBB (except for any suspensions of trading of limited duration agreed to by the Company) at any time since the date of execution of this Agreement, and the Parent Common Stock shall have been at all times since such date eligible for quotation on the OTCBB;

(f)       The Company and the Parent shall have executed and delivered an Agreement and Plan of Merger and Reorganization by and among the Parent, the Company, and a wholly owned limited liability company subsidiary of the Parent, to be executed and to become effective immediately following the Closing;

(g)      The Company shall have delivered the items required to be delivered by the Company in accordance with Section A(4); and

(h)      This Agreement shall not have been terminated as to such Purchaser in accordance with Section H(3).

(2)       Conditions Precedent to the Obligations of the Company to sell Securities.  The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)      The representations and warranties of each Purchaser contained herein shall be true and correct in all material respects (other than those representations and warranties that are qualified by “materiality” or Material Adverse Effect qualifiers, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made on and as of such date;

(b)      Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Offering Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing;

(c)      No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Offering Documents;

(d)      The Company and the Parent shall have executed and delivered an Agreement and Plan of Merger and Reorganization by and among the Parent, the Company, and a wholly owned limited liability company subsidiary of the Parent, to be executed and to become effective immediately following the Closing;

(e)      Each Purchaser shall have delivered its Investment Amount in accordance with Section A(2); and

(f)       This Agreement shall not have been terminated as to such Purchaser in accordance with Section H(3).

(3)       Termination. This Agreement may be terminated prior to Closing:

(a)      By written agreement of the Purchasers and the Company; and

(b)      By the Company or a Purchaser (as to itself but no other Purchaser) upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on or before December 29, 2010 (with the Company and the Placement Agent reserving the right to further extend the termination date of the Offering to December 31, 2010 without further notice); provided, that the right to terminate this Agreement under this Section H(3) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to Section H(3)(a), the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section H(3), the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Purchaser will have any liability to any other Purchaser under the Offering Documents as a result thereof.

I.	Miscellaneous

(1)       All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the Person or Persons may require.

(2)       Any notice or other communication required or permitted to be given or delivered under this Agreement shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered by fax prior to 6:30 p.m. Eastern Time on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered by fax on a day that is not a business day or later than 6:30 p.m. Eastern Time on a business day, (c) upon receipt, if sent by an internationally recognized overnight delivery service (with charges prepaid), or (d) upon actual receipt by the party to whom such notice or other communication is required to be given:

(a)      if to the Company, to it at:

22nd Century Limited, LLC
8201 Main Street, Suite 6
Williamsville, NY 14221
Fax No.: (716) 877-3964
Attention: Joseph Pandolfino

or such other address as it shall have specified to the Purchaser in writing, with a copy (which shall not constitute notice) to:

Foley & Lardner LLP
3000 K Street N.W., Suite 600
Washington, D.C. 20007
Fax No.: (202) 672-5399
Attention: Thomas L. James, Esq.
  and
Foley & Lardner LLP
111 Huntington Avenue
Boston, MA 02199
Fax No.: (617) 342-4001
Attention: Paul D. Broude, Esq.

(b)      if to the Parent, to it at:

22nd Century Group, Inc.
11923 SW 37 Terrace
Miami, FL 33175
Attention: David Rector

or such other address as it shall have specified to the Company and the Purchaser in writing, with a copy (which shall not constitute notice) to:

Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Fax No.: (212) 400-6901
Attention: Adam S. Gottbetter, Esq.

(c)      if to a Purchaser, to it at its address set forth on the signature page to this Agreement, or such other address as it shall have specified to the Company in writing.

(3)       This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns; provided, however, that the provisions in Section E and Section G hereto as applicable to the Piggy-Back Registrable Securities are intended, in part, for the benefit of the Placement Agent.

(4)       Failure of the Company or the Parent to exercise any right or remedy under this Agreement or any other agreement among the Company, the Parent and the Purchaser, or otherwise, or delay by the Company or the Parent in exercising such right or remedy, will not operate as a waiver thereof.  No waiver by the Company or the Parent will be effective unless and until it is in writing and signed by the Company or the Parent, as the case may be.

(5)       This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by the New York courts to agreements entered into and to be performed in New York by and between residents of New York, and shall be binding upon the Purchaser, the Purchaser’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.  The Company and each Purchaser hereby agree to submit to the jurisdiction of the courts of the State of New York located within County of Erie with respect to any proceeding arising out of or relating to this Agreement, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(6)       If any provision of this Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

(7)       The parties understand and agree that, unless provided otherwise herein, money damages would not be a sufficient remedy for any breach of the Agreement by the Company or the Purchaser and that the party against which such breach is committed shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach.  Such remedies shall not, unless provided otherwise herein, be deemed to be the exclusive remedies for a breach by either party of the Agreement but shall be in addition to all other remedies available at law or equity to the party against which such breach is committed.

(8)       The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder, except as may result from the actions of any such Purchaser other than through the execution hereof.  Nothing contained herein solely by virtue of being contained herein shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any similar entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

(9)       This Agreement, together with the agreements and documents executed and delivered in connection with this Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

(10)     This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(11)     The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(12)     This Agreement and the other Offering Documents (including any schedules and exhibits hereto and thereto) supersede all other prior oral or written agreements between the Purchaser, the Company, the Parent, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and other Offering Documents (including any schedules and exhibits hereto and thereto) and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, the Parent nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

(13)     No provision of this Agreement may be amended other than by an instrument in writing signed by the Company, the Parent (with respect to Section E and Section G hereof) and the Purchasers holding or being obligated to purchase at least a majority of the PPO Units.  No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Offering Document unless the same consideration is also offered to all Purchasers who then hold PPO Units.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(14)     Any Purchaser may assign any or all of its rights under this Agreement to any Person, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement and, to the extent applicable, the other Offering Documents, and such transfer is in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.

(15)     The representations and warranties of the parties contained herein or in any other agreements or documents executed in connection herewith shall survive the Closing.

(16)     Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(17)     By executing and delivering this Agreement, upon acceptance of this Agreement by the Company each Purchaser shall become a party to and be bound by the terms of the Company's Amended and Restated Limited Liability Company Agreement dated as of January 1, 2008, as amended through the Closing Date.

[Signature Pages to Follow]

SIGNATURE PAGE

The Purchaser hereby agrees to purchase the number of PPO Units exchange for the Investment Amount, as set forth below, and agrees to be bound by the terms and conditions of this Agreement.

PURCHASER

1.	Investment Amount: $__________

2.	Number of PPO Units Purchased: ________

Signature of Purchaser		Signature of Joint Purchaser
(and title, if applicable)		(if any)

Taxpayer Identification or Social		Taxpayer Identification or Social
Security Number		Security Number of Joint Purchaser (if any)

Name (please print as name will appear
on stock certificate)

Number and Street

City, State	Zip Code

ACCEPTED BY:		ACKNOWLEDGED BY (SOLELY FOR THE PURPOSES OF SECTION E AND SECTION G):

22ND CENTURY LIMITED, LLC		22ND CENTURY GROUP, INC.

By:		By:
	Name: Joseph Pandolfino		Name: David Rector
	Title: Chief Executive Officer		Title: Chief Executive Officer